Exhibit 21.1

SUBSIDIAIRES OF MULIANG AGRITECH, INC.

Subsidiaries	Place of Incorporation	Percentage Ownership
Muliang Agricultural Limited	Hong Kong, People’s Republic of China	100%
Shanghai Mufeng Investment Consulting Co., Ltd. 上海牧枫投资咨询有限公司	People’s Republic of China	100%

Consolidated Variable Interest Entity (“VIE”)	Place of Incorporation	Percentage Ownership
Shanghai Muliang Industry Co., Ltd. 上海牧粮实业有限公司	People’s Republic of China	Contractual Relationship

Subsidiaries of Consolidated VIE	Place of Incorporation	Percentage Ownership
Shanghai Zongbao Environmental Construction Co., Ltd. 上海综宝环境工程有限公司	People’s Republic of China	100% owned by VIE
Shanghai Zongbao Environmental Construction Co., Ltd. Cangzhou Branch 上海综宝环境工程有限公司沧州分公司	People’s Republic of China	100% owned by VIE
Shanghai Muliang Agritech Development Co., Ltd. 上海牧粮农业科技发展有限公司	People’s Republic of China	60% owned by VIE
Weihai Fukang Bio-Fertilizer Co., Ltd. 威海富康生物肥料有限公司	People’s Republic of China	99.9% owned by VIE
Shanghai Muliang Agricultural Sales Co., Ltd. 上海牧粮农资销售有限公司	People’s Republic of China	100% owned by VIE
Zhonglian Huinong (Beijing) Technology Co., Ltd. 中联慧农(北京)科技有限公司	People’s Republic of China	65% owned by VIE
Yunnan Muliang Animal Husbandry Development Co., Ltd. 云南牧粮畜牧发展有限公司	People’s Republic of China	80% owned by VIE